Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Board of Directors
Biodel Inc.
Danbury Connecticut

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 5, 2007, except for Note 2 to the financial statements, as to which the date is March 21, 2007, relating to the financial statements of Biodel Inc., which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

New York, New York
March 26, 2007